Exhibit 99.1
Workday Announces Fiscal 2022 Second Quarter Financial Results

Fiscal Second Quarter Total Revenues of $1.26 Billion, Up 18.7% Year Over Year
Subscription Revenue of $1.11 Billion, Up 19.5% Year Over Year
24-Month Subscription Revenue Backlog of $6.88 Billion, Up 19.0% Year Over Year
Total Subscription Revenue Backlog of $10.58 Billion, Up 23.1% Year Over Year

PLEASANTON, Calif., Aug. 26, 2021 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2022 second quarter ended July 31, 2021.

Fiscal 2022 Second Quarter Results

•Total revenues were $1.26 billion, an increase of 18.7% from the second quarter of fiscal 2021. Subscription revenue was $1.11 billion, an increase of 19.5% from the same period last year.
•Operating loss was $1.1 million, or negative 0.1% of revenues, compared to an operating loss of $16.8 million, or negative 1.6% of revenues, in the same period last year. Non-GAAP operating income for the second quarter was $291.8 million, or 23.2% of revenues, compared to a non-GAAP operating income of $257.7 million, or 24.3% of revenues, in the same period last year.1
•Basic and diluted net income per share was $0.43 and $0.41, respectively, compared to a basic and diluted net loss per share of $0.12 in the second quarter of fiscal 2021. Non-GAAP basic and diluted net income per share was $1.29 and $1.23, respectively, compared to a non-GAAP basic and diluted net income per share of $0.89 and $0.84, respectively, in the same period last year.2
•Operating cash flows were $198.5 million compared to $157.2 million in the prior year.
•Cash, cash equivalents, and marketable securities were $3.31 billion as of July 31, 2021.

Comments on the News

“This quarter was one of our strongest in company history. Our customer community has grown to more than 55 million users and more than half of the Fortune 500 have selected Workday,” said Aneel Bhusri, co-founder, co-CEO, and chairman, Workday. “To meet this moment of great opportunity – where digital acceleration is at the forefront of global business leaders’ agendas – we continue to invest in our employees to help drive innovation and customer satisfaction. Looking ahead, I am optimistic about our future and our position in supporting the changing world of work.”

“Our business continues to accelerate, fueled by growing demand from large enterprise customers for our industry leading HR, finance, and planning solutions to drive transformation at scale,” said Chano Fernandez, co-CEO, Workday. “Looking to the future, we are well positioned for the second half of the year and will continue to invest in our go-to market strategy and our people, who are foundational to our success.”

“We delivered an incredibly strong Q2, driven by exceptional execution against a rapidly improving backdrop,” said Robynne Sisco, president and chief financial officer, Workday. “As a result, we are raising our fiscal 2022 guidance for subscription revenue to a range of $4.500 billion to $4.510 billion, growth of 19%. We expect third-quarter subscription revenue of $1.156 billion to $1.158 billion, 20% growth at the high end. We are also raising our fiscal 2022 non-GAAP operating margin guidance to 21.0%.”

Recent Highlights
•The Workday customer community now includes more than 50% of the Fortune 500, of which, approximately 90% are live on Workday products.
•Workday has expanded its partnership with Google to include Google Cloud, in addition to Google’s expanded use of Workday applications.
•Workday announced it plans to deliver Workday Payroll for Australia and Germany.
•Workday announced it has achieved Ready status for the Federal Risk and Authorization Management Program (FedRAMP) at a Moderate impact level, advancing its position to help federal agencies accelerate their IT transformations at scale.

•Workday issued its biannual Global Impact Report, detailing its environmental, social, and governance commitments, including donating $45 million over the next three years to organizations supporting social justice.
•Workday announced its new brand ambassadors, Larry Fitzgerald and Peyton Manning.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2022 second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2021 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2022 subscription revenue and non-GAAP operating margin, third-quarter subscription revenue, growth, innovation, opportunities, customer demand and momentum, acceleration potential, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to implement our plans, objectives, and other expectations with respect to our acquired companies; (iii) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, artificial intelligence, and blockchain; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended July 31, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,087,070	$1,384,181
Marketable securities	2,220,888	2,151,472
Trade and other receivables, net	872,764	1,032,484
Deferred costs	130,105	122,764
Prepaid expenses and other current assets	150,287	111,160
Total current assets	4,461,114	4,802,061
Property and equipment, net	1,135,593	972,403
Operating lease right-of-use assets	275,747	414,143
Deferred costs, noncurrent	278,197	271,796
Acquisition-related intangible assets, net	381,392	248,626
Goodwill	2,362,166	1,819,625
Other assets	219,636	189,757
Total assets	$9,113,845	$8,718,411
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$53,082	$75,596
Accrued expenses and other current liabilities	178,857	169,266
Accrued compensation	303,738	285,061
Unearned revenue	2,454,379	2,556,624
Operating lease liabilities	82,075	93,000
Debt, current	1,201,964	1,103,101
Total current liabilities	4,274,095	4,282,648
Debt, noncurrent	654,633	691,913
Unearned revenue, noncurrent	64,210	80,111
Operating lease liabilities, noncurrent	209,193	350,051
Other liabilities	43,724	35,854
Total liabilities	5,245,855	5,440,577
Stockholders’ equity:
Common stock	248	242
Additional paid-in capital	6,639,067	6,254,936
Treasury stock	(12,431)	(12,384)
Accumulated other comprehensive income (loss)	(44,150)	(54,970)
Accumulated deficit	(2,714,744)	(2,909,990)
Total stockholders’ equity	3,867,990	3,277,834
Total liabilities and stockholders’ equity	$9,113,845	$8,718,411

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenues:
Subscription services	$1,113,454	$931,698	$2,145,623	$1,813,654
Professional services	146,907	130,269	289,771	266,698
Total revenues	1,260,361	1,061,967	2,435,394	2,080,352
Costs and expenses (1):
Costs of subscription services	192,738	145,007	374,946	290,270
Costs of professional services	152,783	139,270	303,628	299,637
Product development	444,251	418,681	885,867	862,165
Sales and marketing	358,157	276,497	684,651	595,054
General and administrative	113,552	99,266	225,735	194,437
Total costs and expenses	1,261,481	1,078,721	2,474,827	2,241,563
Operating income (loss)	(1,120)	(16,754)	(39,433)	(161,211)
Other income (expense), net	102,985	(11,453)	93,934	(22,426)
Income (loss) before provision for (benefit from) income taxes	101,865	(28,207)	54,501	(183,637)
Provision for (benefit from) income taxes	(3,871)	(191)	(4,713)	2,747
Net income (loss)	$105,736	$(28,016)	$59,214	$(186,384)
Net income (loss) per share, basic	$0.43	$(0.12)	$0.24	$(0.79)
Net income (loss) per share, diluted	$0.41	$(0.12)	$0.23	$(0.79)
Weighted-average shares used to compute net income (loss) per share, basic	246,943	236,002	245,308	234,483
Weighted-average shares used to compute net income (loss) per share, diluted	260,016	236,002	252,900	234,483

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Costs of subscription services	$20,421	$14,825	$41,138	$28,717
Costs of professional services	26,534	24,552	54,226	47,118
Product development	129,892	128,505	259,754	250,527
Sales and marketing	52,168	49,854	102,476	96,804
General and administrative	35,704	33,500	71,760	64,742

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$105,736	$(28,016)	$59,214	$(186,384)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	85,383	73,178	167,846	144,692
Share-based compensation expenses	264,719	251,236	529,354	487,908
Amortization of deferred costs	33,748	27,349	65,362	53,409
Amortization of debt discount and issuance costs	997	14,528	1,994	29,368
Non-cash lease expense	21,069	19,879	43,299	38,248
(Gains) losses on investments	(106,275)	(1,962)	(100,257)	499
Other	(8,006)	14,392	(10,627)	16,301
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(227,511)	(109,316)	164,608	181,586
Deferred costs	(52,834)	(41,841)	(79,104)	(59,901)
Prepaid expenses and other assets	(3,531)	(9,137)	(39,097)	10,840
Accounts payable	8,060	9,307	7,890	(13,075)
Accrued expenses and other liabilities	(15,687)	(39,837)	(26,607)	(41,341)
Unearned revenue	92,605	(22,550)	(132,974)	(241,257)
Net cash provided by (used in) operating activities	198,473	157,210	650,901	420,893
Cash flows from investing activities:
Purchases of marketable securities	(829,370)	(602,546)	(1,594,765)	(1,156,531)
Maturities of marketable securities	771,824	473,016	1,629,232	854,414
Sales of marketable securities	14,829	—	27,286	5,279
Owned real estate projects	(71)	(1,764)	(171,494)	(4,251)
Capital expenditures, excluding owned real estate projects	(87,781)	(66,555)	(157,577)	(126,495)
Business combinations, net of cash acquired	—	—	(679,220)	—
Purchases of non-marketable equity and other investments	(12,039)	(6,350)	(57,806)	(58,600)
Sales and maturities of non-marketable equity and other investments	3,270	1,561	3,295	6,199
Other	6	—	1	—
Net cash provided by (used in) investing activities	(139,332)	(202,638)	(1,001,048)	(479,985)
Cash flows from financing activities:
Proceeds from borrowings on Term Loan, net of debt discount and issuance costs	—	250,000	—	747,795
Payments on convertible senior notes	(20)	(249,945)	(71)	(249,946)
Payments on Term Loan	(9,375)	—	(18,750)	—
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	75,844	70,940	74,487	74,517
Other	(151)	(215)	(376)	(2,255)
Net cash provided by (used in) financing activities	66,298	70,780	55,290	570,111
Effect of exchange rate changes	(321)	771	(135)	506
Net increase (decrease) in cash, cash equivalents, and restricted cash	125,118	26,123	(294,992)	511,525
Cash, cash equivalents, and restricted cash at the beginning of period	967,811	1,220,123	1,387,921	734,721
Cash, cash equivalents, and restricted cash at the end of period	$1,092,929	$1,246,246	$1,092,929	$1,246,246

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$192,738	$(20,421)	$(13,132)	$—	$159,185
Costs of professional services	152,783	(26,534)	(1,215)	—	125,034
Product development	444,251	(129,892)	(3,161)	—	311,198
Sales and marketing	358,157	(52,168)	(9,764)	—	296,225
General and administrative	113,552	(35,704)	(933)	—	76,915
Operating income (loss)	(1,120)	264,719	28,205	—	291,804
Operating margin	(0.1)%	21.0%	2.3%	—%	23.2%
Other income (expense), net	102,985	—	—	—	102,985
Income (loss) before provision for (benefit from) income taxes	101,865	264,719	28,205	—	394,789
Provision for (benefit from) income taxes	(3,871)	—	—	78,881	75,010
Net income (loss)	$105,736	$264,719	$28,205	$(78,881)	$319,779
Net income (loss) per share, basic (1)	$0.43	$1.07	$0.11	$(0.32)	$1.29
Net income (loss) per share, diluted (1)	$0.41	$1.02	$0.11	$(0.31)	$1.23
(1)GAAP and non-GAAP net income per share are both calculated based upon 246,943 basic and 260,016 diluted weighted-average shares of common stock. The numerator used to compute GAAP and non-GAAP diluted net income per share was increased by $1.6 million and $1.3 million, respectively, for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $19.8 million and total employer payroll tax-related items on employee stock transactions of $8.4 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, we determined the projected non-GAAP tax rate to be 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$145,007	$(14,825)	$(8,844)	$—	$—	$121,338
Costs of professional services	139,270	(24,552)	(918)	—	—	113,800
Product development	418,681	(128,505)	(4,554)	—	—	285,622
Sales and marketing	276,497	(49,854)	(7,913)	—	—	218,730
General and administrative	99,266	(33,500)	(975)	—	—	64,791
Operating income (loss)	(16,754)	251,236	23,204	—	—	257,686
Operating margin	(1.6)%	23.7%	2.2%	—%	—%	24.3%
Other income (expense), net	(11,453)	—	—	14,418	—	2,965
Income (loss) before provision for (benefit from) income taxes	(28,207)	251,236	23,204	14,418	—	260,651
Provision for (benefit from) income taxes	(191)	—	—	—	49,715	49,524
Net income (loss)	$(28,016)	$251,236	$23,204	$14,418	$(49,715)	$211,127
Net income (loss) per share, basic (1)	$(0.12)	$1.06	$0.10	$0.06	$(0.21)	$0.89
Net income (loss) per share, diluted (1)	$(0.12)	$1.06	$0.10	$0.06	$(0.26)	$0.84
(1)GAAP net loss per share is calculated based upon 236,002 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 236,002 basic and 252,192 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $15.7 million and total employer payroll tax-related items on employee stock transactions of $7.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, the projected non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.05 from the conversion of GAAP basic and diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$374,946	$(41,138)	$(27,336)	$—	$306,472
Costs of professional services	303,628	(54,226)	(8,168)	—	241,234
Product development	885,867	(259,754)	(22,703)	—	603,410
Sales and marketing	684,651	(102,476)	(26,870)	—	555,305
General and administrative	225,735	(71,760)	(5,319)	—	148,656
Operating income (loss)	(39,433)	529,354	90,396	—	580,317
Operating margin	(1.6)%	21.7%	3.7%	—%	23.8%
Other income (expense), net	93,934	—	—	—	93,934
Income (loss) before provision for (benefit from) income taxes	54,501	529,354	90,396	—	674,251
Provision for (benefit from) income taxes	(4,713)	—	—	132,821	128,108
Net income (loss)	$59,214	$529,354	$90,396	$(132,821)	$546,143
Net income (loss) per share, basic (1)	$0.24	$2.16	$0.37	$(0.54)	$2.23
Net income (loss) per shares, diluted (1)	$0.23	$2.09	$0.36	$(0.58)	$2.10
(1)GAAP net income per share is calculated based upon 245,308 basic and 252,900 diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 245,308 basic and 260,718 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $2.6 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include total employer payroll tax-related items on employee stock transactions of $52.7 million and amortization of acquisition-related intangible assets of $37.7 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, we determined the projected non-GAAP tax rate to be 19%. Included in the per share amount is a dilution impact of $0.05 from the conversion of GAAP diluted net income per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$290,270	$(28,717)	$(18,487)	$—	$—	$243,066
Costs of professional services	299,637	(47,118)	(4,019)	—	—	248,500
Product development	862,165	(250,527)	(16,704)	—	—	594,934
Sales and marketing	595,054	(96,804)	(18,489)	—	—	479,761
General and administrative	194,437	(64,742)	(3,756)	—	—	125,939
Operating income (loss)	(161,211)	487,908	61,455	—	—	388,152
Operating margin	(7.7)%	23.4%	3.0%	—%	—%	18.7%
Other income (expense), net	(22,426)	—	—	29,221	—	6,795
Income (loss) before provision for (benefit from) income taxes	(183,637)	487,908	61,455	29,221	—	394,947
Provision for (benefit from) income taxes	2,747	—	—	—	72,293	75,040
Net income (loss)	$(186,384)	$487,908	$61,455	$29,221	$(72,293)	$319,907
Net income (loss) per share, basic (1)	$(0.79)	$2.08	$0.26	$0.12	$(0.31)	$1.36
Net income (loss) per share, diluted (1)	$(0.79)	$2.08	$0.26	$0.12	$(0.39)	$1.28
(1)GAAP net loss per share is calculated based upon 234,483 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 234,483 basic and 250,115 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $31.6 million and total employer payroll tax-related items on employee stock transactions of $29.9 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, the projected non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.08 from the conversion of GAAP basic and diluted net loss per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.
•Amortization of convertible senior notes debt discount and issuance costs. We adopted Accounting Standard Update No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40), on February 1, 2021, using a modified retrospective method, under which financial results reported in prior periods were not adjusted. Prior to the adoption, we were required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we were required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs were excluded from management’s assessment of our operating performance because management believed that these non-cash expenses were not indicative of ongoing operating performance. Management believed that the exclusion of the non-cash interest expense provided investors an enhanced view of Workday’s operational performance. Upon adoption, we recombined the liability and equity components of our outstanding convertible senior notes, assuming the instrument was accounted for as a single liability from inception to the date of adoption. We similarly recombined the liability and equity components of the issuance costs. Under this new guidance, we will no longer incur interest expense related to the amortization of the debt discount associated with the conversion option and therefore no longer consider this to be a non-GAAP reconciling item.

•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2022 and 2021, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Justin Furby
IR@Workday.com

Media Contact:
Sion Rogers
Media@Workday.com